Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,129,573)
Unrealized Gain (Loss) on Market Value of Futures	472,453
Interest Income	398
ETF Transaction Fees	700
Total Income (Loss)	$(656,022)

Expenses
General Partner Management Fees	$6,469
Professional Fees	5,067
Brokerage Commissions	3,135
NYMEX License Fee	162
Prepaid Insurance Expense	154
Non-interested Directors' Fees and Expenses	84
Total Expenses	15,071
Expense Waiver	(6,984)
Net Expenses	$8,087
Net Income (Loss)	$(664,109)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$15,097,146
Additions (50,000 Shares)	2,932,452
Withdrawals (50,000 Shares)	(2,922,402)
Net Income (Loss)	(664,109)

Net Asset Value End of Month	$14,443,087
Net Asset Value Per Share (250,000 Shares)	$57.77

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612